Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Houlihan Lokey, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-206337 and 333-264558) on Form S-8 and the registration statements (No. 333-214358, 333-215801 and 333-221057) on Form S-3 of our reports dated May 27, 2022, with respect to the consolidated financial statements of Houlihan Lokey, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
May 27, 2022